Exhibit 99.1

For more information, contact:
Robert Jordheim
Chief Financial Officer rjordheim@rtix.com

Wendy Crites Wacker, APR
Senior Director, Global Communications wwacker@rtix.com

Phone (386) 418-8888

RTI SURGICAL™ ANNOUNCES 2014 THIRD QUARTER RESULTS

– Company Will Hold Conference Call at 8:30 a.m. ET –

ALACHUA, Fla. (October 30, 2014) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, reported operating results for the third quarter of 2014 as follows:

Quarterly Highlights:

Note: Quarter over quarter revenue growth comparisons for the spine, orthofixation, and BGS and general orthopedic businesses mentioned below include revenues from the July 16, 2013 acquisition of Pioneer Surgical Technology (Pioneer).

•	Achieved revenues of $65.2 million, meeting the upper end of our revenue guidance of $64 to $65 million.

•	Achieved adjusted net income per fully diluted share of $0.03, exceeding guidance of $0.02.

•	Achieved revenues of $11.4 million in the sports medicine business, a 19 percent increase over the third quarter of 2013.

•	Achieved revenues of $20.5 million in the spine business, a 16 percent increase over the third quarter of 2013.

•	Achieved revenues of $9.5 million in the orthofixation business, a 41 percent increase over the third quarter of 2013.

•	Achieved revenues of $9.2 million in the BGS and general orthopedic business, a 20 percent increase over the third quarter of 2013.

•	Introduced two new products for the sports medicine business – the PACK™ Precision Allograft Cartilage Instrument Kit and Allowedge™ Bicortical Bone Wedges and Instrument Kit.

Worldwide revenues were $65.2 million for the third quarter of 2014 compared to revenues of $54.7 million for the third quarter of 2013, an increase of 19 percent. Domestic revenues were $59.7 million for the third quarter of 2014 compared to revenues of $49.3 million for the third quarter of 2013. International revenues were $5.5 million for the third quarter of 2014 and were comparable to the third quarter of 2013. Our prior year revenues include Pioneer-related revenues for the stub period of July 16, 2013 to September 30, 2013, whereas our current year period includes a full quarter of Pioneer-related revenues. If Pioneer revenues had been included for the third quarter for both 2013 and 2014, worldwide revenues for the third quarter of 2014 would have increased by 13 percent as compared to the third quarter of 2013.

“Revenues from the third quarter met our expectations. As anticipated, we saw some impact from seasonality in surgical cases, primarily in international markets, but we were able to offset that with sequential growth in the U.S.,” said Brian K. Hutchison, president and chief executive officer. “We continued to make progress in meeting the goals we shared in our first quarter earnings release – growth in our sports and spine businesses, traction in surgical specialties and expanded distribution of map3® cellular allogeneic bone graft.”

For the third quarter of 2014, the company reported a net income applicable to common shares of $1.2 million and net income per fully diluted common share of $0.02, based on 57.5 million fully diluted shares outstanding, compared to net loss applicable to common shares of $9.1 million and net loss per fully diluted common share of $0.16 for the third quarter of 2013, based on 56.4 million fully diluted shares outstanding. On a non-GAAP basis, excluding a severance charge taken in the third quarter of 2014, the company reported adjusted net income applicable to common shares of $1.5 million and adjusted net income per fully diluted common share of $0.03.

Fiscal 2014 and Fourth Quarter Outlook

Based on results from the first three quarters of the year, the company is narrowing its full year revenue guidance for 2014. The company now expects full year revenues for 2014 to be between $260 million and $261 million, as compared to prior guidance of between $258 million and $261 million. On an adjusted basis, excluding a first quarter inventory purchase accounting adjustment and a third quarter severance charge, the company expects full year adjusted net income per fully diluted common share to be approximately $0.11 based on 57.4 million fully diluted common shares outstanding, as compared to prior guidance of $0.09 to $0.11.

For the fourth quarter of 2014, the company expects revenues to be between $68 million and $69 million and net income per fully diluted common share to be approximately $0.04, based on 57.5 million fully diluted shares outstanding.

“Results from the first nine months have met or exceeded our expectations and we continue to be optimistic that we can meet our goals for the year,” Hutchison said. “We are focused on delivering a strong fourth quarter and positioning our business for success in 2015.”

Conference Call

RTI will host a conference call and simultaneous audio webcast to discuss the third quarter results at 8:30 a.m. ET today. The conference call can be accessed by dialing (877) 383-7419. The webcast can be accessed through the investor section of RTI’s website at www.rtix.com. A replay of the conference call will be available on the RTI website following the call.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks and is a member of AdvaMed. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those regarding our anticipated financial results for our third quarter of fiscal year 2014 and our fiscal 2014 and fourth quarter outlook. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues	$65,163	$54,742	$191,937	$137,473
Costs of processing and distribution	30,470	34,423	95,992	78,722

Gross profit	34,693	20,319	95,945	58,751

Expenses:
Marketing, general and administrative	26,863	24,837	80,019	55,555
Research and development	4,224	4,738	11,398	11,190
Litigation settlement	—	—	—	3,000
Acquisition expenses	—	4,342	—	5,837

Total operating expenses	31,087	33,917	91,417	75,582

Operating income (loss)	3,606	(13,598)	4,528	(16,831)

Total other (expense) income - net	(296)	4	(1,136)	7

Income (loss) before income tax (expense) benefit	3,310	(13,594)	3,392	(16,824)
Income tax (expense) benefit	(1,324)	5,094	(1,355)	6,787

Net income (loss)	1,986	(8,500)	2,037	(10,037)

Convertible preferred dividend	(784)	(625)	(2,318)	(625)

Net income (loss) applicable to common shares	$1,202	$(9,125)	$(281)	$(10,662)

Net income (loss) per common share - basic	$0.02	$(0.16)	$(0.00)	$(0.19)

Net income (loss) per common share - diluted	$0.02	$(0.16)	$(0.00)	$(0.19)

Weighted average shares outstanding - basic	56,864,161	56,356,885	56,677,773	56,216,200

Weighted average shares outstanding - diluted	57,480,592	56,356,885	56,677,773	56,216,200

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of Net Income (Loss) Applicable to Common Shares and Net Income (Loss) Per Diluted Share to

Adjusted Net Income (Loss) Applicable to Common Shares and Adjusted Net Income (Loss) Per Diluted Share

(Unaudited, in thousands, except per share data)

	For the Three Months Ended
	September 30, 2014		September 30, 2013
	Net		Net
	Income	Amount	Loss	Amount
	Applicable to	per Diluted	Applicable to	per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$1,202	$0.02	$(9,125)	$(0.16)
Inventory purchase price adjustment, net of tax effect (1)	—	—	4,176	0.07
Acquisition expenses, net of tax effect (2)	—	—	3,863	0.07
Integration expenses, net of tax effect (3)	—	—	387	0.01
Severance costs, net of tax effect (4)	300	0.01	—	—

Adjusted	$1,502	$0.03	$(699)	$(0.01)

	For the Nine Months Ended
	September 30, 2014		September 30, 2013
	Net		Net
	(Loss) Income	Amount	(Loss) Income	Amount
	Applicable to	per Diluted	Applicable to	per Diluted
	Common Shares	Share	Common Shares	Share
As reported	$(281)	$(0.00)	$(10,662)	$(0.19)
Inventory purchase price adjustment, net of tax effect (5)	3,467	0.06	4,176	0.07
Acquisition expenses, net of tax effect (6)	—	—	4,771	0.08
Integration expenses, net of tax effect (3)	—	—	387	0.01
Severance costs, net of tax effect (4)	300	0.01	—	—
Litigation settlement charge, net of tax effect (7)	—	—	1,822	0.03

Adjusted	$3,486	$0.06	$494	$0.01

Note: Amounts may not foot due to rounding.

Footnotes:	2014	2013
(1) Inventory purchase price adjustment, net of tax effect, as follows:
Inventory purchase price adjustment		$6,875
Tax effect on inventory purchase price adjustment		(2,699)

Inventory purchase price adjustment, net of tax effect		$4,176

(2) Acquisition expenses, net of tax effect, as follows:
Acquisition expenses		$4,342
Tax effect on acquisition expenses		(479)

Acquisition expenses, net of tax effect		$3,863

(3) Integration expenses, net of tax effect, as follows:
Integration expenses		$637
Tax effect on integration expenses		(250)

Integration expenses, net of tax effect		$387

(4) Severance costs, net of tax effect, as follows:
Severance costs	$457
Tax effect on severance costs	(157)

Severance costs, net of tax effect	$300

(5) Inventory purchase price adjustment, net of tax effect, as follows:
Inventory purchase price adjustment	$5,708	$6,875
Tax effect on inventory purchase price adjustment	(2,241)	(2,699)

Inventory purchase price adjustment, net of tax effect	$3,467	$4,176

(6) Acquisition expenses, net of tax effect, as follows:
Acquisition expenses		$5,837
Tax effect on acquisition expenses		(1,066)

Acquisition expenses, net of tax effect		$4,771

(7) Litigation settlement charge, net of tax effect, as follows:
Litigation settlement charge		$3,000
Tax effect on litigation settlement charge		(1,178)

Litigation settlement charge, net of tax effect		$1,822

Use of Non-GAAP Financial Measures

To supplement RTI Surgical’s condensed consolidated financial statements presented on a GAAP basis, the Company discloses certain non-GAAP financial measures that exclude certain amounts, including adjusted net income (loss) applicable to common shares and adjusted net income (loss) per fully diluted share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measures are included in the reconciliation above.

The following are explanations of the adjustments that management excluded as part of adjusted measures for the three and nine month period ended September 30, 2014 and 2013 as well as the reasons for excluding the individual item:

2013 and 2014 Inventory purchase price adjustment – This adjustment represents the purchase price effects on the sale of acquired Pioneer inventory, which have been included in costs of processing and distribution. Management removes the amount of these nonrecurring costs from the Company’s operating results to assist in assessing its operating performance in the periods affected and to supplement a comparison to the Company’s past operating performance.

2013 Acquisition expenses – This adjustment represents a charge and relates to certain fees associated with the acquisition of Pioneer. Management removes the amount of these one-time fees from the Company’s operating results to assist in assessing its operating performance in the periods affected and to supplement a comparison to the Company’s past operating performance.

2013 Integration expenses – This adjustment represents a charge and relates to certain expenses associated with the integration of Pioneer. Management removes the amount of these one-time fees from the Company’s operating results to assist in assessing its operating performance in the periods affected and to supplement a comparison to the Company’s past operating performance.

2014 Severance costs – This adjustment represents a charge and relates to certain expenses associated with the severance costs associated with former employees. Management removes the amount of these severance costs from the Company’s operating results to assist in assessing its operating performance in the periods affected and to supplement a comparison to the Company’s past operating performance.

2013 Litigation settlement charge – This adjustment represents a charge and relates to a litigation settlement of certain BTS related lawsuits. Management removes the amount of the litigation settlement charge from the Company’s operating results to assist in assessing its operating performance in the period affected and to supplement a comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Adjusted net income (loss) applicable to common shares and adjusted net income (loss) per fully diluted share should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting adjusted net income (loss) applicable to common shares and adjusted net income (loss) per fully diluted share in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making which excludes the inventory purchase price accounting adjustment, acquisition expenses, integration expenses, severance costs, and, the litigation settlement charge. The Company further believes that providing this information better enables RTI Surgical’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

Fiscal 2014 and Fourth Quarter Outlook

Full year net income per fully diluted common share is expected to be approximately $0.04, based on 57.4 million fully diluted shares outstanding. Excluding an inventory purchase price accounting adjustment taken in the first quarter of 2014 and severance costs taken in the third quarter of 2014, full year adjusted net income per fully diluted common share is expected to be approximately $0.11.

Fourth quarter net income per fully diluted common share is expected to be approximately $0.04, based on 57.5 million fully diluted shares outstanding.

RTI SURGICAL, INC. AND SUBSIDIARIES

Reconciliation of GAAP Guidance Net Income Per Common Share - Diluted to

Adjusted Non-GAAP Guidance Net Income Per Common Share - Diluted

(Unaudited)

	For the	For the
	Three Months Ended	Twelve Months Ended
	December 31, 2014	December 31, 2014
	$ Amount	$ Amount
	per Common	per Common
	Share - Diluted	Share - Diluted
GAAP Guidance net income per common share - diluted	$0.04	$0.04
Severance costs, net of tax effect	—	0.01
Inventory purchase price adjustment, net of tax effect	—	0.06

Adjusted non-GAAP guidance net income per common share - diluted	$0.04	$0.11

2014 Severance costs – This adjustment represents a charge and relates to certain expenses associated with the severance costs associated with former employees that were recorded during the three months ended September 30, 2014. Management removes the amount of these severance costs from the Company’s operating results to assist in assessing its operating performance in the current year and to supplement a comparison to the Company’s past operating performance.

2014 Inventory purchase price adjustment – This adjustment represents the purchase price effects of the remaining acquired Pioneer inventory that was sold during the three months ended March 31, 2014 and which has been included in costs of processing and distribution. Management removes the amount of these nonrecurring costs from the Company’s operating results to assist in assessing its operating performance in the current year and to supplement a comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures

Adjusted net income applicable to common shares and adjusted net income per fully diluted share should not be considered in isolation, or as a replacement for GAAP measures.

Usefulness of Non-GAAP Financial Measures to Investors

The Company believes that presenting adjusted net income applicable to common shares and adjusted net income per fully diluted share in addition to the related GAAP measures provide investors greater transparency to the information used by management in its financial decision-making which excludes the inventory purchase price accounting adjustment and severance costs. The Company further believes that providing this information better enables RTI Surgical’s investors to understand the Company’s overall core performance and to evaluate the methodology used by management to assess and measure such performance.

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Revenues

(Unaudited, in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Spine	$20,486	$17,600	$60,895	$38,920
Sports medicine	11,357	9,532	34,176	31,700
Bone graft substitutes and general orthopedic	9,237	7,692	26,472	19,093
Ortho fixation	9,476	6,704	25,837	6,704
Surgical specialties	6,747	6,730	21,207	20,559
Dental	5,021	4,963	14,807	14,142
Other revenues	2,839	1,521	8,543	6,355

Total revenues	$65,163	$54,742	$191,937	$137,473

Domestic revenues	59,677	49,295	173,498	122,822
International revenues	5,486	5,447	18,439	14,651

Total revenues	$65,163	$54,742	$191,937	$137,473

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$13,930	$18,721
Accounts receivable - net	36,685	31,752
Inventories - net	110,624	106,126
Prepaid and other current assets	29,587	30,060

Total current assets	190,826	186,659

Property, plant and equipment - net	75,764	74,738
Goodwill	54,887	54,887
Other assets - net	51,073	53,570

Total assets	$372,550	$369,854

Liabilities and Stockholders’ Equity
Accounts payable	$25,877	$23,231
Accrued expenses and other current liabilities	25,019	27,782
Current portion of long-term obligations	5,861	1,344

Total current liabilities	56,757	52,357

Deferred revenue	14,705	18,755
Long-term liabilities	81,154	81,152

Total liabilities	152,616	152,264
Preferred stock	51,993	49,537

Stockholders’ equity:
Common stock and additional paid-in capital	415,102	415,415
Accumulated other comprehensive loss	(2,648)	(812)
Accumulated deficit	(244,513)	(246,550)

Total stockholders’ equity	167,941	168,053

Total liabilities and stockholders’ equity	$372,550	$369,854

RTI SURGICAL, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2014	2013	2014	2013
Cash flows from operating activities:
Net income (loss)	$1,986	$(8,500)	$2,037	$(10,037)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,886	4,091	11,413	8,214
Stock-based compensation	672	584	1,695	1,653
Amortization of deferred revenue	(1,207)	(1,182)	(4,213)	(5,229)
Other items to reconcile to net cash used in operating activities	(3,188)	(2,079)	(9,468)	(6,471)

Net cash provided by (used in) operating activities	2,149	(7,086)	1,464	(11,870)

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,800)	(6,282)	(11,272)	(11,154)
Patent and acquired intangible asset costs	(130)	(342)	(406)	(576)
Acquisition of Pioneer Surgical Technology	—	(126,307)	—	(126,307)

Net cash used in investing activities	(2,930)	(132,931)	(11,678)	(138,037)

Cash flows from financing activities:
Proceeds from long-term obligations	—	68,250	5,000	68,250
Payment of debt issuance costs	—	(582)	—	(582)
Proceeds from preferred stock issuance	—	50,000	—	50,000
Payment of preferred stock issuance costs	—	(1,290)	—	(1,290)
Net (payments) proceeds from short-term obligations	(157)	—	1,151	—
Payments on long-term obligations	(638)	(28)	(670)	(121)
Other financing activities	267	98	684	(208)

Net cash (used in) provided by financing activities	(528)	116,448	6,165	116,049

Effect of exchange rate changes on cash and cash equivalents	(563)	311	(742)	297

Net decrease in cash and cash equivalents	(1,872)	(23,258)	(4,791)	(33,561)
Cash and cash equivalents, beginning of period	15,802	39,393	18,721	49,696

Cash and cash equivalents, end of period	$13,930	$16,135	$13,930	$16,135